Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 12, 2019 on the consolidated financial statements of Bankmanagers Corp. and Subsidiaries as of and for the year ended December 31, 2018, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Chicago, IL
November 7, 2019